Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-248322) of Nano-X Imaging Ltd. of our report dated April 6, 2021 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
April 6, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, PwC Israel, 146 Derech Menachem Begin St. Tel-Aviv 6492103,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax: +972 -3- 7954556, www.pwc.com/il

Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity